UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

NEW YORK CITY REIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The external advisor to New York City REIT, Inc. (the “Company”) is expected to send the following e-mail to financial advisors in connection with the Company’s 2019 annual meeting of stockholders.

The New York City REIT, Inc. ("NYCR") annual meeting of stockholders will be held on May 1, 2019.

NYCR mailed proxy materials to all stockholders of record as of March 15, 2019.

Link to Proxy Statement

Below you will find copies of postcards mailed to NYCR stockholders. This year’s proxy includes only the election of Elizabeth K. Tuppeny as the Class II director to serve until the 2022 Annual Meeting and the ratification of the appointment of PricewaterhouseCoopers LLP as NYCR’s independent registered public accounting firm for the year ending December 31, 2019.

The postcards are designed to create awareness about the annual meeting and encourage NYCR stockholders to review the proxy materials and to vote their shares as soon as possible. As is the case each year, the Annual Meeting will be convened only if holders of a majority of NYCR common shares outstanding as of the record date are present in person or by proxy at the meeting. It is important that shareholders take action to help ensure that there is no need to adjourn the May 1, 2019 Annual Meeting until a sufficient number votes, abstentions and broker non-votes are received in order to reach quorum.

Proxy Awareness Postcards

Also provided below for your reference are links to the fourth quarter 2018 NYCR investor presentation, webcast replay and Form 10-K.

Fourth Quarter Presentation

Webcast Replay

Form 10-K Filing

Thank you in advance for your support and assistance in encouraging your clients to vote early this year!

Should you have any questions regarding these materials and this year’s proxy solicitation initiatives, please call our Investor Services line at 866-902-0063.

Copyright (C) 2019 AR Global Investments, LLC All rights reserved.

405 Park Avenue, New York, NY 10022 | T: 212-415-6500.

The Company’s proxy solicitor is expected to use the following recorded telephone messages in connection with the Company’s 2019 annual meeting of stockholders.

PROXYLITE MESSAGE

Hi, this is Mike Weil, CEO of New York City REIT.

Over the past week you should have received materials related to the NYCR Annual Meeting being held on May 1st.

I am calling to ask that you take a minute to cast your vote in connection with the annual meeting.

Your vote matters and will help NYCR to hold the required annual meeting as scheduled in a few weeks.

If you are ready to vote your shares now, you may do so by pressing 1 at any time during this call to be connected with a proxy specialist.

This year’s proxy includes two ordinary course matters - the election of Elizabeth Tuppeny as the Class II director to serve until our 2022 annual meeting and the ratification of the appointment of PricewaterhouseCoopers LLP as NYCR’s independent registered public accounting firm for the year ending December 31, 2019.

Our board recommends you vote in favor of both proposals.

If you received this as a voice mail message or if you have questions about the proxy materials, you may contact a specialist at Broadridge, our proxy agent, at 855-976-3323 for assistance.

I appreciate your investment in NYCR and thank you in advance for your participation in this year’s annual meeting.

VOICEMAIL MESSAGE

Hi, this is Mike Weil, CEO of New York City REIT.

Over the past week you should have received materials related to the NYCR Annual Meeting being held on May 1st

I am calling to ask that you take a minute to cast your vote in connection with the annual meeting.

Your vote matters and will help NYCR to hold the required annual meeting as scheduled in a few weeks.

This year’s proxy includes only two ordinary course matters - the election of Elizabeth Tuppeny as the Class II director to serve until our 2022 annual meeting and the ratification of the appointment of PricewaterhouseCoopers LLP as NYCR’s independent registered public accounting firm for the year ending December 31, 2019.

Our board recommends that you vote in favor of both proposals.

Please contact a proxy specialist at Broadridge, our proxy agent, at 855-976-3323 for assistance with voting your shares or with any questions about the proxy materials.

I appreciate your investment in NYCR and thank you in advance for your participation in this year’s annual meeting.

The following was also made part of the Company’s website.